Exhibit 99.1

Heidrick & Struggles Updates 2008 Guidance

CHICAGO, Oct 14, 2008 (GlobeNewswire via COMTEX News Network) — Heidrick & Struggles International, Inc. (Nasdaq:HSII), the world’s premier executive search and leadership consulting firm, today updated its financial guidance for the year ended December 31, 2008.

Based on information currently available, the company expects net revenue of approximately $630 million and an operating margin of approximately 10 percent for the year ending December 31, 2008. This compares to previous guidance for net revenue in the range of $650 and $660 million and an operating margin of approximately 13 percent.

Chief Executive Officer L. Kevin Kelly said, “We are all acutely aware of the challenging, and in many respects unprecedented, economic environment in which we are operating today. Our business, like most others around the world, is being impacted. But as a result of our diversity, both geographically as well as through our industry practice offerings, we still look to achieve year-over-year revenue growth. We have also made significant progress in cutting costs as a result of initiatives implemented throughout the year. Given the lack of near-term visibility into the economy, we will maintain our focus on the basics — serving our clients, watching costs, and managing risk. At the same time our strong balance sheet, with no debt and approximately $180 million in cash, allows us to take advantage of prudent investment opportunities that will benefit our shareholders when market conditions improve.”

Heidrick & Struggles will release its third quarter results on Tuesday, October 28 at 6:00 am central time and will host its quarterly conference call at 9:00 am central time. Participants may access the company’s release, call and supporting slides at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax loss carryforwards; the timing of a partial release or full reversal of deferred tax asset valuation allowance; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SOURCE: Heidrick & Struggles International Inc.

Heidrick & Struggles International, Inc.
Julie Creed, VP, Investor Relations
+1 312 496 1774 jcreed@heidrick.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Heidrick & Struggles International, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.